Exhibit 3(b)(2)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MERRIMAC INDUSTRIES, INC.



To:  The Secretary of State
     State of New Jersey

     Pursuant to the provisions of Section 14A:9-5, including Section 14A:9-5(5), of the New Jersey Business Corporation Act, the undersigned corporation executes the attached Restated Certificate of Incorporation and hereby certifies as follows:

     1. The name of the corporation (hereinafter called the "Corporation") is Merrimac Industries, Inc.

     2. The Restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation on June 10, 1999 following the 1999 annual meeting of shareholders of the Corporation. The original Certificate of Incorporation was filed with the Secretary of State of the State of New Jersey on March 8, 1994.

     3. The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation attached hereto.


Dated: June 15, 1999

       MERRIMAC INDUSTRIES, INC.


       By: /s/ Mason N.Carter
           ------------------
           Name: Mason N. Carter
                 Title: Chairman of the Board, President
                        and Chief Executive Officer

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            MERRIMAC INDUSTRIES, INC.



     Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned corporation executes the following Restated Certificate of Incorporation:

                                    ARTICLE I
                                 Corporate Name

            The name of the Corporation is Merrimac Industries, Inc.

                                   ARTICLE II
                     Registered Office and Registered Agent

             The address of the Corporation's registered office is:

                               41 Fairfield Place
                         West Caldwell, New Jersey 07006

              The name of the registered agent at that address is:

                                Robert V. Condon

                                   ARTICLE III
                          Classified Board of Directors

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) directors, the exact number of directors to be determined from time to time exclusively by the Board of Directors by the affirmative vote of a majority of the entire Board. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term. Class II directors shall be elected for a two-year term and Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is



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

     changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause. Any vacancy occurring on the Board of Directors, including any vacancy resulting from an increase in the number of directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding anything to the contrary in the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of this Certificate of Incorporation applicable thereto, unless expressly provided otherwise by the resolutions of the Board of Directors providing for the creation of such class or series.

    The names and addresses of the current Board of Directors are as follows:

    Class I:

         Joel H. Goldberg
         c/o C.C.I. / SK Associates, Inc.
         1767 Morris Avenue
         Union, NJ  07083

         Eugene W. Niemiec
         66 Skytop Road
         Cedar Grove, NJ  07009

    Class II:

         Edward H. Cohen
         c/o Rosenman & Colin LLP
         575 Madison Avenue
         New York, NY  10022

         Arthur A. Oliner
         11 Dawes Road
         Lexington, MA  02173



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

    Class III:

         Mason N. Carter
         c/o Merrimac Industries, Inc.
         41 Fairfield Place
         West Caldwell, NJ  07006

         Albert H. Cohen
         7 Pine Court
         Westfield, NJ  07090


                                   ARTICLE IV
                                Corporate Purpose

     The purpose for which the Corporation is organized is to engage in any activities for which corporations may be organized under the New Jersey Business Corporation Act.

                                    ARTICLE V
                                  Capital Stock

     The total number of shares of capital stock which the Corporation shall have authority to issue is 5,000,000 shares of the par value of $.50 per share, all of the same class designated common stock.

                                   ARTICLE VI
                             Limitation of Liability

     Subject to the following, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest



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

extent permitted by the New Jersey Business Corporation Act as so amended. Any amendment to this Certificate of Incorporation, or change in law which authorizes this paragraph shall not adversely affect any then existing right or protection of a director or officer of the Corporation.

                                   ARTICLE VII
             Prohibition Against Removal of Directors Without Cause

     None of the present or future directors of the Corporation may be removed without cause by the shareholders of the Corporation.

                                  ARTICLE VIII
                     Certain Required Votes of Shareholders

     Any proposed merger or consolidation of the Corporation with any other corporation or other entity shall require the affirmative votes, cast in person or by proxy, of the holders of record of eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.



Dated: June 15, 1999

       MERRIMAC INDUSTRIES, INC.

       By: /s/ Mason N.Carter
           ------------------
           Name:  Mason N.Carter
           Title: Chairman of the Board, President
                  and Chief Executive Officer



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